UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2011

KIWIBOX.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38thStreet, Suite 1602, New York, New York 10018
(Address of principal executive offices) (Zip Code)

(212) 239-8210
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

 Item 2.01  Completion of Acquisition or Disposition of Assets

As reported in its Form 8-K current report filed on October 4, 2011 with the U.S. Securities and Exchange Commission, Registrant announced the acquisition of KWICK! Community GmbH & Co. KG, a private German limited partnership whose principal business is a social networking website community (“Kwick”) based in Germany. Registrant is filing this Amendment No. 1 to its current report on Form 8-K for the purposes of providing  (1) the audited financial statements of Kwick for the fiscal years ended December 31, 2009 and 2010, (2)  the unaudited financial statements of Kwick for the nine months ended September 30, 2011 and 2010, and (3) the unaudited pro forma condensed consolidated statements of operations of Kwick for the nine months ended September 30, 2011.

The information set forth in the Registrant’s Current Report on Form 8-K filed on October 4, 2011 under Item 2.01  “Completion of Acquisition or Disposition of Assets” and  under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements and Exhibits.

i.
Audited financial statements of KWICK! Community GmbH & Co. KG as of December 31, 2010 and 2009, and for the years ended December 31, 2010 and 2009 and the unaudited financial statements of KWICK! Community GmbH & Co. KG as of and for the nine months ended September 30, 2011 and 2010 are attached hereto as Exhibit 99.1, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information is included in this Current Report on Form 8-K/A:

i.
The unaudited pro forma condensed consolidated statements of operations of KWICK! Community GmbH & Co. KG for the nine months ended September 30, 2011 is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of GHP Revision GmbH.
99.1
Audited financial statements of KWICK! Community GmbH & Co. KG as of December 31, 2010 and 2009, and for the years ended December 31, 2010 and 2009 and the unaudited financial statements of KWICK! Community GmbH & Co. KG as of and for the nine months ended September 30, 2011 and September 30, 2010.

99.2	The unaudited pro forma condensed consolidated statements of operations of KWICK! Community GmbH & Co. KG for the nine months ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIWIBOX.COM, INC.

	By:	/s/ Craig Cody
Craig Cody
Chief Financial Officer
Date: December 14, 2011